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                                                                      Exhibit 5
                                                                      ---------

             Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.]
                             One Financial Center
                          Boston, Massachusetts 02111
                                                                617 542 6000
                                                                617 542 2241 fax

                                April 26, 2001

Organogenesis Inc.
150 Dan Road
Canton, Massachusetts 02021


Ladies and Gentlemen:

  This opinion is furnished to you in connection with Post-Effective Amendment No. 1 to an amended Registration Statement on Form S-3 (File No. 333-93629) (as amended, the "Registration Statement") filed with the U.S. Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), and a Prospectus Supplement, contained in the Registration Statement, with respect to up to 1,900,000 shares of Common Stock, $0.01 par value per share (the "Shares"), of Organogenesis Inc., a Delaware corporation (the "Company"). The Shares are to be sold by the Company pursuant to an underwriting agreement (the "Underwriting Agreement") to be entered into by and among the Company and UBS Warburg LLC, the form of which has been filed as Exhibit 1.1 to the Registration Statement.

  We are acting as counsel for the Company in connection with the issue and sale by the Company of the Shares. We have examined signed copies of the Registration Statement as filed with the Commission. We have also examined and relied upon the Underwriting Agreement, minutes of meetings of the stockholders and the Board of Directors of the Company as provided to us by the Company, stock record books of the Company as provided to us by the Company, the Certificate of Incorporation and By-Laws of the Company, each as restated and/or amended to date, and such other documents as we have deemed necessary for purposes of rendering the opinions hereinafter set forth.

  In our examination of the foregoing documents, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies, the authenticity of the originals of such latter documents and the legal competence of all signatories to such documents.

    We express no opinion herein as to the laws of any state or jurisdiction other than the state laws of the Commonwealth of Massachusetts, the Delaware General Corporation Laws of the State of Delaware (including the applicable provisions of the Delaware constitution and the reported judicial decisions interpreting such laws) and the federal laws of the United States of America. To the extent that any other laws govern the matters as to which we are opining herein, we have assumed that such laws are identical to the state laws of the Commonwealth of Massachusetts, and we are expressing no opinion herein as to whether such assumption is reasonable or correct.

                     Boston New York Washington New Haven
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  Based upon and subject to the foregoing, we are of the opinion that the Shares have been duly authorized for issuance and, when the Shares are issued and paid for in accordance with the terms and conditions of the Underwriting Agreement, the Shares will be validly issued, fully paid and nonassessable.

  It is understood that this opinion is to be used only in connection with the offer and sale of the Shares while the Registration Statement is in effect.

  Please note that we are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters. This opinion is based upon currently existing statutes, rules, regulations and judicial decisions, and we disclaim any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments which might affect any matters or opinions set forth herein.

  We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement in accordance with the requirements of
Item 601(b)(5) of Regulation S-K under the Securities Act and to the use of our name therein and in the related Prospectus Supplement under the caption "Legal Matters." In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

                        Very truly yours,



                        /s/ Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. MINTZ, LEVIN, COHN, FERRIS,
                        GLOVSKY and POPEO, P.C.